Exhibit 5.1

January 16, 2019

Denbury Resources Inc.

5320 Legacy Drive

Plano, Texas 75024

Re:	Denbury Resources Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Denbury Resources, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the proposed issuance by the Company of up to an aggregate of 191,784,216 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), pursuant to that certain Agreement and Plan of Merger, dated as of October 28, 2018 (the “Merger Agreement”), by and among the Company, Dragon Merger Sub Inc., a Virginia corporation and a wholly owned subsidiary of the Company, DR Sub LLC, a Virginia limited liability company and a wholly owned subsidiary of the Company, and Penn Virginia Corporation, a Virginia corporation. The Company has prepared a registration statement on Form S-4, as amended, under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), relating to the Common Stock.

We have examined (i) the Registration Statement, (ii) the Second Restated Certificate of Incorporation of the Company (the “Charter”), (iii) the Second Amended and Restated Bylaws of the Company, (iv) certain resolutions adopted by the Board of Directors of the Company that pertain to the Merger Agreement and the issuance of the Common Stock contemplated thereby, and (v) such other documents and records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the Company and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth below, we are of the opinion that the Common Stock, when issued and delivered as provided in the Registration Statement and the Merger Agreement, will be validly issued, fully paid and non-assessable.

In rendering the opinion above, we have assumed that the stockholders of the Company will have approved (i) the amendment to the Charter to increase the authorized number of shares of Common Stock and (ii) the issuance of the Common Stock, in each case pursuant to the terms of the Merger Agreement and as contemplated by the Registration Statement.

The opinions expressed herein are qualified in the following respects:

A. We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

B. This opinion is limited in all respects to the applicable federal laws of the United States, the Delaware General Corporation Law and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States. We are expressing no opinion as to the effect of the laws of any other jurisdiction.

The opinion expressed herein is rendered only to you in connection with the Registration Statement. The opinion expressed herein may not be relied upon by you for any other purpose, or furnished to, quoted or relied upon by any other person or for any other purpose.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the heading “Validity of Common Stock” in the related prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated by the Commission thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London New York Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com